Exhibit 99.2

Certification of the Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of JCM Partners, LLC, a Delaware limited liability company (the “Company”) on Form 10-Q for the quarterly period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Cornelius Stam, as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”), to the best of his knowledge, that:

     (1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”); and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CORNELIUS STAM

CORNELIUS STAM
Chief Financial Officer
May 15, 2003

This certification accompanies the Report pursuant to § 906 of 2002 Act and shall not be deemed filed by the Company for purposes of Section 18 of the 1934 Act.

This certification is being made for the exclusive purpose of compliance by the Chief Financial Officer of the Company with the requirements of Section 906 of the 2002 Act, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.

A signed original of this written statement required by Section 906 has been provided to JCM Partners, LLC and will be retained by JCM Partners, LLC and furnished to the Securities and Exchange Commission or its staff upon request